FORM NSAR
Q77.O Transactions effected pursuant to Rule 10F3
Fidelity Devonshire Trust - Annual

Series Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)
2	REAL ESTATE INVEST PORT	30-Apr-04	5-May-04	Intersections Inc.	6,250,000	$106,250,000	$17.00	700	$11,900	DEUTSCHE BANK SECURITIES INC	Lazard Freres & Co LLC	Stephens Inc	Suntrust Robinson-Humphrey